Form C

Cover Page

Name of issuer:

Federation Brewing, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 3/1/2012

Physical address of issuer:

420 3rd St.
Oakland CA 94607

Website of issuer:

http://www.federationbrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

9/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$520,328.00	$620,479.00
Cash & Cash Equivalents:	$16,464.00	$101,135.00
Accounts Receivable:	$14,526.00	$23,611.00
Short-term Debt:	$483,767.00	$350,556.00
Long-term Debt:	$1,185,393.00	$1,024,908.00
Revenues/Sales:	$372,714.00	$264,034.00
Cost of Goods Sold:	($119,630.00)	($104,669.00)
Taxes Paid:	($25,899.00)	($19,631.00)
Net Income:	($393,847.00)	($298,731.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Federation Brewing, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt Hunter	Manager	Federation Brewing	2012
Aram Cretan	Manager	Federation Brewing	2012
Larry Cretan	Manager	Federation Brewing	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matt Hunter	Manager	2012
Aram Cretan	Manager	2012
Larry Cretan	CFO	2012
Larry Cretan	Manager	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Larry Cretan	Membership Interests	33.33
Aram Cretan	Membership Interests	33.33
Matt Hunter	Membership Interests	33.33

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Any continued future success that the Company might enjoy will depend upon many factors, including factors beyond the control of the Company and/or which cannot be predicted at this time. These factors may include but are not limited to changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors; changes in general economic conditions; increases in operating costs; the Company's ability to expand its customer base and retain key customers; and reduced margins caused by competitive pressures. These conditions may have a material adverse effect upon the Company's business, operating results, and financial condition. Some specific risks include but are not limited to:

a) Permitting delays for new location opening. The local regulatory environment is a challenging one, and other breweries have faced a number of permitting issues. While our plan is simplified and staged, the nature of a brewery means that we will attract increased scrutiny from many of the relevant permitting authorities. We have obtained professional partners experienced in the design and construction of such facilities in this market. We have successfully dealt with these issues in our current location, though these challenges may vary by jurisdiction.
b) Change in demand for craft beer. Separate from a general economic downturn, the public demand for craft beer could turn out to be far less than is generally anticipated over the coming decade. Additionally, slower-than-expected growth in the local bar and restaurant scene could impact our business. Though demographic trends are encouraging, market growth is not guaranteed.
c) Poor public reception of our product. As mitigation, we have four years of market acceptance of our products.
d) Equipment failure or major production issues. Every brewery should anticipate losing a batch of beer from time to time, but an equipment failure that derailed our production for several weeks or months would seriously compromise our business plan. As we proceed, we will consider the cost and benefits of business interruption insurance for the key production risks, as well as the option of a backup contract brewing arrangement with an outside producer.
e) Regulatory issues. A failure to comply with government rules and regulations could harm our business. Our business must comply with local, state and federal rules and regulations, covering standard business, taxation and environmental requirements. In addition, any business involving alcoholic beverages is subject to additional, serious regulations. We believe that we will be able to comply with the rules and regulations governing our business; to assist us in that process, we have retained experienced legal counsel specializing in the beverage industry. If we fail to comply with a rule or regulation we may be subject to fines, or other penalties, or our permit or license may be lost or suspended.
f) Employee and property risks. These present significant financial liabilities in the event of an accident or significant property damage. The Company intends to abide by established industry best practices of safety and operations and to obtain standard liability insurance policies to cover these exposures.

Much of the Company's success depends on the skills, experience, and performance of its key persons. The Company currently does not have a firm plan fully detailing how to replace any of these persons in the case of death or disability, although this is mitigated by significant skill redundancies among the founders. The Company's success also depends on the Company's ability to recruit, train, and retain qualified personnel. The loss of the services of any of the key members of senior management, other key personnel, or the Company's inability to recruit, train, and retain senior management or key personnel may have a material adverse effect on the Company's business, operating results, and financial condition.

Control of the Company and all of its operations are solely with its members and will remain with them. Investors must rely upon the judgment and skills of the members and managers. None of our managers or members have previously independently managed a company in the brewing business and none had prior experience in managing a development stage enterprise. The team members have meaningful experience working and managing in the brewing, bar, restaurant and finance industries; we have now operated this business for four years, and now have hands-on experience with these early stage issues.

The Company currently anticipates that the net proceeds of this offering, assuming the Company borrows the entire amount of the offering, will be sufficient to meet its anticipated needs for working capital and other cash requirements for the foreseeable future. However, the Company may need to raise additional funds in order to fund more rapid expansion, to respond to competitive pressures or to acquire complementary products or businesses, particularly if less than the maximum offering is borrowed by the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund its expansion, take advantage of potential acquisition opportunities, develop or enhance services or products or respond to competitive pressures would exist, but to a limited degree. Such limitation may have a material adverse effect on the Company's business, operating results and financial condition. We have incurred start-up organizational costs since inception and may incur future losses. We have not yet generated a profit from operations. As we proceed into the coming calendar year, we expect to experience losses from operations and we cannot predict exactly when or if we will become profitable. If we achieve profitability, we may not be able to sustain it.

No assurance can be given that an Investor will realize a substantial return on investment, or any return at all, or that an Investor will not lose a substantial portion or all of the investment. For this reason, each prospective investor should carefully read this memorandum and all exhibits attached hereto and should consult with an attorney, accountant, and/or business advisor prior to making any investment decision. We have not established a sinking fund for the purpose of accumulating funds for retiring this debt. A sinking fund provides for periodic accumulation of funds over the life of the obligation with an independent trustee for the purpose of retiring the debt portion of the offering at maturity. We will not maintain such a sinking fund for the retirement of the debt portion offered here and may not have the ability to retire the obligations when they mature. Our business plans do project the ability to repay debt, but this is not guaranteed, and repayment prior to maturity will be determined at the discretion of the members.

Tax Risks. No representation or warranty of any kind is made by the Company, the members, managers, counsel to the Company, or any other professional advisors thereto with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Revisions to Use of Proceeds. It is possible that the use of the proceeds will be revised by management. If proceeds from this offering are insufficient in terms of the actual expansion costs, the Company could experience financial problems, which may adversely affect its ability to implement its business plan. Management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Complete 2019 buildout plan (additional barrel tanks, kegs, event marketing) -- $30,000

Additional staffing -- $17,500

Wefunder Intermediary fee -- $2,500

If we raise: **$500,000**

Use of Proceeds: Complete 2019 buildout plan (additional barrel tanks, kegs, event marketing -- $30,000

Additional location improvements (e.g. aesthetic improvements, draft machine, etc) -- $100,000

Expand sales and distribution to bars/restaurants -- $160,000

Open second tasting room -- $185,000

Wefunder Intermediary fee -- $25,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Investors who fund the first $75,000.00 of the fundraise will receive 2x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC with no issued units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the unitholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes holds no position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. The investor, having no ownership in the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Larry Cretan
Issue date	01/02/12
Amount	$30,000.00
Outstanding principal plus interest	$30,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/21
Current with payments	Yes

Related party loan.

Loan

Lender	Larry Cretan
Issue date	01/02/13
Amount	$30,000.00
Outstanding principal plus interest	$30,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/22
Current with payments	Yes

Related party loan.

Loan

Lender	Larry Cretan
Issue date	01/02/15
Amount	$75,000.00
Outstanding principal plus interest	$75,000.00 as of 12/10/18
Interest rate	3.0% per annum
Maturity date	01/02/24
Current with payments	Yes

Related party loan.

Loan

Lender	Larry Cretan & Aram Cretan
Issue date	01/02/15
Amount	$89,000.00
Outstanding principal plus interest	$89,000.00 as of 12/10/18
Interest rate	4.0% per annum
Maturity date	01/02/24
Current with payments	Yes

Related party loan

Loan

Lender	Aram Cretan & Matt Hunter
Issue date	01/02/15
Amount	$107,500.00
Outstanding principal plus interest	$107,500.00 as of 12/13/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a deferred salary loan from two of the founders to the Company, as the founders are not currently taking a salary. It is intended to be repaid when the company becomes profitable.

Loan

Lender	Matt Hunter
Issue date	01/02/16
Amount	$15,000.00
Outstanding principal plus interest	$15,000.00 as of 12/10/18
Interest rate	4.0% per annum
Maturity date	01/02/25
Current with payments	Yes

Related party loan

Loan

Lender	Friends and Family
Issue date	01/02/16
Amount	$235,000.00
Outstanding principal plus interest	$235,000.00 as of 12/10/18
Interest rate	3.0% per annum
Maturity date	01/02/25
Current with payments	Yes

Friends and family round with 3% interest rate and 1% royalty payment on the Company's profits.

Margaret Jacobson
$50,000
Margaret Jacobson
$100,000
Doug Stoveland
$10,000
Michael Barton
$10,000
Gabe Fosatti
$5,000
VREBA Corp.(Corp.(Nabi Salem)
$5,000
Bower Family Revocable Trust (Sally Glaser and David Bower)
$15,000
Bill and Chelsea Knoblauch
$5,000
Mike and Laurie Gazzano
$5,000
Peter Bergman and Kiri Patil
$5,000
Ross Aikins
$5,000
Heath Druzin
$5,000
Joel Knudson
$5,000
John Craske
$5,000
Charlie and Lauren Pollak
$5,000

Loan

Lender	Mechanics Bank
Issue date	01/02/16
Amount	$200,000.00
Outstanding principal plus interest	$148,372.00 as of 12/04/18
Interest rate	5.5% per annum
Maturity date	01/01/23
Current with payments	Yes

Loan

Lender	Matt Hunter
Issue date	01/02/17
Amount	$125,000.00
Outstanding principal plus interest	$125,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/26
Current with payments	Yes

Related party loan.

Loan

Lender	Beneficial State Bank
Issue date	01/02/17
Amount	$200,000.00
Outstanding principal plus interest	$163,379.00 as of 12/04/18
Interest rate	5.5% per annum
Maturity date	01/02/22
Current with payments	Yes

Loan

Lender	Larry Cretan
Issue date	01/02/18
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 12/13/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan with a founder. No set maturity date, it is intended to be repaid as the company becomes profitable.

Loan

Lender	Larry Cretan
Issue date	07/17/18
Amount	$125,000.00
Outstanding principal plus interest	$125,000.00 as of 04/05/19
Interest rate	5.0% per annum
Current with payments	Yes

Series of related party loans beginning in July of 2018 and ending in December of 2018. Maturity date for each note is 9 years.

Loan

Lender	Aram Cretan
Issue date	07/31/18
Amount	$25,000.00
Outstanding principal plus interest	$25,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	07/31/27
Current with payments	Yes

Related party loan

Loan

Lender	Matt Hunter
Issue date	10/12/18
Amount	$40,000.00
Outstanding principal plus interest	$40,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	10/12/27
Current with payments	Yes

Related party loan

Loan

Lender	Matt Hunter
Issue date	01/23/19
Amount	$40,000.00
Outstanding principal plus interest	$40,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	01/23/28
Current with payments	Yes

Related party loan

Loan

Lender	Larry Cretan
Issue date	03/19/19
Amount	$50,000.00
Outstanding principal plus interest	$50,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	03/19/28
Current with payments	Yes

Two loans issued in March and April of 2019, for $25,000 each. Both have a 9 year maturity date.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Larry Cretan
Amount Invested	$30,000.00
Transaction type	Loan
Issue date	01/02/12
Outstanding principal plus interest	$30,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/21
Outstanding	Yes
Current with payments	Yes
Relationship	Management team of Company

Name	Aram Cretan
Amount Invested	$25,000.00
Transaction type	Loan
Issue date	07/31/18
Outstanding principal plus interest	$25,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	07/31/27
Outstanding	Yes
Current with payments	Yes
Relationship	Management Team of Company

Name	Larry Cretan
Amount Invested	$125,000.00
Transaction type	Loan
Issue date	07/17/18
Outstanding principal plus interest	$125,000.00 as of 04/05/19
Interest rate	5.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Management Team of Company

Series of related party loans beginning in July of 2018 and ending in December of 2018. Maturity date for each note is 9 years.

Name	Matt Hunter
Amount Invested	$40,000.00
Transaction type	Loan
Issue date	01/23/19
Outstanding principal plus interest	$40,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	01/23/28
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

Name	Matt Hunter and Aram Cretan
Amount Invested	$107,500.00
Transaction type	Loan
Issue date	01/02/15
Outstanding principal plus interest	$107,500.00 as of 12/13/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founders

This is a deferred salary loan from two of the founders to the Company, as the founders are not currently taking a salary. It is intended to be repaid when the company becomes profitable.

Name	Larry Cretan
Amount Invested	$200,000.00
Transaction type	Loan
Issue date	01/02/18
Outstanding principal plus interest	$200,000.00 as of 12/13/18
Interest rate	5.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Related party loan with a founder. No set maturity date, it is intended to be repaid as the company becomes profitable.

Name	Friends and Family round
Amount Invested	$235,000.00
Transaction type	Loan
Issue date	01/02/16
Outstanding principal plus interest	$235,000.00 as of 12/10/18
Interest rate	3.0% per annum
Maturity date	01/02/25
Outstanding	Yes
Current with payments	Yes

Friends and family round with 3% interest rate and 1% royalty payment on the Company's profits.

Margaret Jacobson
$50,000
Margaret Jacobson
$100,000
Doug Stoveland
$10,000
Michael Barton
$10,000
Gabe Fosatti
$5,000
VREBA Corp.(Corp.(Nabi Salem)
$5,000
Bower Family Revocable Trust (Sally Glaser and David Bower)
$15,000
Bill and Chelsea Knoblauch
$5,000
Mike and Laurie Gazzano
$5,000
Peter Bergman and Kiri Patil
$5,000
Ross Aikins
$5,000
Heath Druzin
$5,000
Joel Knudson
$5,000
John Craske
$5,000
Charlie and Lauren Pollak
$5,000

Name	Matt Hunter
Amount Invested	$40,000.00
Transaction type	Loan
Issue date	10/12/18
Outstanding principal plus interest	$40,000.00 as of 04/05/19
Interest rate	5.0% per annum
Maturity date	10/12/27
Outstanding	Yes
Current with payments	Yes
Relationship	Management Team of Company

Name	Larry Cretan
Amount Invested	$50,000.00
Transaction type	Loan
Issue date	03/19/19
Outstanding principal plus interest	$50,000.00 as of 04/05/19
Interest rate	5.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

Two loans issued in March and April of 2019, for $25,000 each. Both have a 9 year maturity date.

Name	Matt Hunter
Amount Invested	$125,000.00
Transaction type	Loan
Issue date	01/02/17
Outstanding principal plus interest	$125,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/26
Outstanding	Yes
Current with payments	Yes
Relationship	Management Team of company

Name	Matt Hunter
Amount Invested	$15,000.00
Transaction type	Loan
Issue date	01/02/16
Outstanding principal plus interest	$15,000.00 as of 12/10/18
Interest rate	4.0% per annum
Maturity date	01/02/25
Outstanding	Yes
Current with payments	Yes
Relationship	Management team of Company

Name	Larry Cretan
Amount Invested	$30,000.00
Transaction type	Loan
Issue date	01/02/13
Outstanding principal plus interest	$30,000.00 as of 12/10/18
Interest rate	5.0% per annum
Maturity date	01/02/22
Outstanding	Yes
Current with payments	Yes
Relationship	Management team of Company

Name	Larry Cretan
Amount Invested	$75,000.00
Transaction type	Loan
Issue date	01/02/15
Outstanding principal plus interest	$75,000.00 as of 12/10/18
Interest rate	3.0% per annum
Maturity date	01/02/24
Outstanding	Yes
Current with payments	Yes
Relationship	Management team of Company

Name	Larry Cretan & Aram Cretan
Amount Invested	$89,000.00
Transaction type	Loan
Issue date	01/02/15
Outstanding principal plus interest	$89,000.00 as of 12/10/18
Interest rate	4.0% per annum
Maturity date	01/02/24
Outstanding	Yes
Current with payments	Yes
Relationship	Management team members

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're an independent craft brewery in growing Jack London Square, the heart of Oakland's cultural and culinary renaissance. The neighborhood is growing -- 3,500+ residential units are set to open by 2020, and the city is pouring $6M into improvement. Our production space and taproom is in the heart of the action. In 2018, we'll brew 800 barrels and are on track for $370K in revenue. Now, we're raising funds to expand our distribution presence across the Bay Area and open a second taproom.

We've got big plans: expanding into cans and opening additional tasting rooms to grow our brand. But we're not just thinking about ourselves: we believe independent craft brewers can do better together, sticking it to the big brewers by gaining overall market share. We're proud to stand with the three other breweries in our neighborhood as the Jack London Brewing District, helping one another grow by promoting all our brands.

Milestones

Federation Brewing, LLC was incorporated in the State of California in March 2012.

Since then, we have:

- 112% revenue growth from 2016 - 2017. 2018 growth should hit 40% over 2017.
- Breakeven projected by mid- 2019; projected profitability by end of year.
- On track to produce 1,500 barrels in 2019. 175 active accounts in the Bay Area.
- One of two proposed sites of new Oakland A's stadium (attracting 25k-40k people a game) is less than 1 mile from the tasting room.
- Brewed 30 distinct beers, with 4 core beers.
- Consistently well-reviewed across Yelp, Google and Untappd.
- Future locations can have a strong food element with the help of Co-founder and chef, Matt Hunter.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $372,714 compared to the year ended December 31, 2017, when the Company had revenues of $264,034. Our gross margin was 67.9% in fiscal year 2018, compared to 60% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $520,328, including $16,464 in cash. As of December 31, 2017, the Company had $620,479 in total assets, including $101,135 in cash.
- *Net Loss.* The Company has had net losses of $393,847 and net losses of $298,731 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,669,160 for the fiscal year ended December 31, 2018 and $1,375,464 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $1,306,500 in debt, including $906,500 in related party loans.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Federation Brewing, LLC cash in hand is $35,000, as of December 2018. Over the last three months, revenues have averaged $30,000/month, cost of goods sold has averaged $5,000/month, and operational expenses have averaged $45,000/month, for an average burn rate of $20,000 per month. Our intent is to be profitable in 12 months.

Our ability to become profitable will be dependent on our ability to hire field sales staff. We are continuing to try to raise funds privately from individuals, and may do another fundraising round on Wefunder in the future. The founders have also contributed capital to the company for operations historically, and intend to continue doing so until the business breaks even or has other funding. The founders are not currently taking salaries.

We expect expenses to remain flat in the next 3 - 6 months, as many of them are fixed. We already have a cost structure in place for increased revenues. We would expect (although cannot guarantee) revenues to increase by $20k monthly in the next 3 - 6 months as we grow our sales staff. We have the production facility to produce and sell triple what we are selling now. Through expansion of distribution we expect to be able to break even in late 2019. The founders have contributed substantial capital in the form of long-term loans, which are not expected to be repaid until their maturity dates (2022 - 2026).

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.federationbrewing.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Federation Brewing Revenue Sharing
- Early Bird Federation Brewing Revenue Share

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Aram Cretan
- Larry Cretan
- Matt Hunter

Appendix E: Supporting Documents

- Updated_Federation_Operating_Agreement.pdf



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INVEST IN FEDERATION BREWING

Oakland brewery expanding distribution and opening second taproom

We're an independent craft brewery in growing Jack London Square, the heart of Oakland's cultural and culinary renaissance. The neighborhood is growing -- 3,500+ residential units are set to open by 2020, and the city is pouring $6M into improvement. Our production space and taproom is in the heart of the action. In 2018, we'll brew 800 barrels and are on track for $370K in revenue. Now, we're raising funds to expand our distribution presence across the Bay Area and open a second taproom.

Aram Cretan
Co-founder and Head Brewer
8+ years in brewing. BA, Stanford. Brewing Science program at UC Davis. Formerly at FreeWheel.

Why you may want to invest

1. 112% revenue growth from 2016 - 2017. 2018 growth should hit 40% over 2017.
2. Breakeven projected by mid- 2019; projected profitability by end of year.
3. On track to produce 1,500 barrels in 2019. 175 active accounts in the Bay Area.
4. One of two proposed sites of new Oakland A's stadium (attracting 25k-40k people a game) is less than 1 mile from the tasting room.
5. Brewed 30 distinct beers, with 4 core beers.
6. Consistently well-reviewed across Yelp, Google and Untappd.
7. Future locations can have a strong food element with the help of Co-founder and chef, Matt Hunter.
8. We've done the heavy lifting of starting the business, establishing a market, honing production and an accepted product line, and opening a tasting room. We are a functioning business, not a high-risk start-up with no history.

Our Ambition

We've got big plans: expanding into cans and opening additional tasting rooms to grow our brand. But we're not just thinking about ourselves: we believe independent craft brewers can do better together, sticking it to the big brewers by gaining overall market share. We're proud to stand with the three other breweries in our neighborhood as the Jack London Brewing District, helping one another grow by promoting all our brands.

federationbrewing.com

Oakland, California

$ 100 min

REMIND ME (0)

What you are investing in

Revenue Share

5% of revenues

~~1.5X~~ **2.0X** payback multiple

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$500+
party invite for 2 people 10% discount in tasting room

$1,000+
party invite for 4 people 10% discount in tasting room

$5,000+
party invite for 4 people 10% discount in tasting room plus Join us at the Sacramento Beer Summit as our guest (not including transportation and lodging) limit 2 or Join us for a brewday- 2 people (2 available) or Guided tour and beer tasting with head brewer, 2 attendees at 3 10-person events throughout the year, limit first 30

$10,000+

party invite for 6 people 10% discount in tasting room plus Join us at the Sacramento Beer Summit as our guest (not including transportation and lodging) limit 2 or Join us for a brewday- 2 people (4 available) Or Guided tour and beer tasting with head brewer, 4 attendees at 3 10-person events throughout the year, limit first 30

see less

bars_amp;brewbinvest_in_bre;townohdfood b2c

Why I Like Federation Brewing

Great beers and great atmosphere! All beers we tried in our flights were fantastic. Will definitely come back.



Ruth L
CUSTOMER

THE BUZZ ABOUT FEDERATION BREWING

This place had such a lovely feel to it. Great bar with an awesome bartender who was super cool to [let] us try the beers we wanted and those we didn't even ask for - that's a wow factor. Super friendly service and amazing beers... Did I mention amazing prices as low as $4 for 10 ounces of beer? Are you on your way there yet??? I know I will be back!



Heliana M
Customer / Zagat Reviewer

This brewery is a great example of how a good idea can get better with time. From a small selection of craft beer in the beginning, this brewery has evolved into something great. Now there are 8+ quality beers on the menu, including darks and 1 sour. Additionally, they've contracted with nearby restaurants so guests can order food and continue sampling fine craft beer.

Frank L.
Customer

This is now definitively my favorite brewery around the Jack London area. The space is small but cozy, the staff knowledgeable and friendly, and their beer program pretty inventive and top-notch. What sets this apart from others is their ruthlessness in terms of making the beers they want, as opposed to making the beers that customers want. Breweries are in silent competitions to make their IPAs hoppier and porters boozier. This place does what it wants and it shows on their tap list. And the quality is always good.

Mike P.
Customer

Killer beer- the best blonde ale I have ever had. These guys know what they are doing!



Geo L
Customer

...the trio does the hoppy-beer/IPA thing, for sure — but they're also really passionate about community, and brewing things just a little differently.

Nick Miller

Writer for East Bay Express

A newcomer in the taphouse game — although not the beer game — is Federation, which opened early last year in a new Jack London space. Federation's Low Boy Stout has been appearing on local beer menus for years, and now they get to sling it, along with several other house-made brews, across their own bar. Federation also hosts live music and local art.

Hoodline

The Jack London Square area is blossoming into its own little ale trail, now officially dubbed the Jack London Brewing District, with a number of breweries and within striking distance. BYO food and dog to the tasting room at Federation Brewing (420 3rd St.), where you can sample quality brews like their Behind You! Blonde Ale, seasonal After Hours chocolate stout, Low Boy oatmeal stout, and In the Weeds pale ale.

7x7 SF

The latest brew edition to the JLS district is Federation Brewing, the former gypsy outfit that settled into a 2,500-square-foot brewhouse and taproom on Third Street this past February. Owned by brewer Aram Cretan, his father, Larry, and his childhood buddy Matt Hunter, the trio does the hoppy-beer/IPA thing, for sure — but they're also really passionate about community, and brewing things just a little differently.

East Bay Express

Already a staple on the scene, Federation Brewing will be opening its very own brewery in Oakland this spring. With a tasting room that will provide taps and plenty of take-away options—bottles, cans, kegs, growler fills—you're sure to find something for everyone. Chocolate lovers will find plenty to enjoy in the After Hours Chocolate Stout, made with real cacao. Until the tasting room opens, try the brewery's beers on tap around the East Bay, including at Orinda's new Fourth Bore.

Diablomag.com

EAST BAY EXPRESS

Jack London Brewing District Forms as More Taprooms Plan to Open in Neighborhood

click to enlarge Photo courtesy of Oakland United Beerworks Several quality Oakland breweries are just a hop, skip, and short walk or bike ride from BART, Amtrak, and the ferry. The newly formed Jack London Brewing District - recognized by the

October 23, 2018 @ eastbayexpress.com

Hoodline

New Oakland Eats: Eric's Artisan Pizza Burgers, Federation Brewing, More | Hoodline

Is there a fast-food or frozen meal in your future? Instead of "the usual," we suggest trying one of the new food and drink spots around The Town that's opened recently. Here's the latest on Oakland eateries, including a new brewery, speciality sushi rolls,

October 21, 2018 @ hoodline.com

BeerGraphs

What Is a Brown IPA?

"That's rare, that's kind of weird! Smell California, see England" I said to Aram Cretan of Federation Brewing of his brewery's Bus Tub Brown IPA we were having. He grinned like a proud father. Cretan is slowly brewing his way from contract status

October 21, 2018 @ beergraphs.com

SAN FRANCISCO EATER

New Oakland Taproom Celebrates Local Beer

The construction is done on Tigers Taproom, a new beer bar and bottle shop opening soon near Jack London Square. Taking over the former World Ground Cafe space (308 Jackson Street, Suite 4), Tigers Taproom will present 16 beers on tap alongside a

September 28, 2018 @ sf.eater.com

abc NEWS

A Guide To Oakland's Neighborhood Craft Breweries

The number of craft breweries in California has tripled since 2012, and Oakland is no exception. Just four years ago, Oakland locals who wanted local craft beer directly from the source had basically one choice: Linden Street Brewing (now defunct). But

January 19, 2018 @ abc7news.com

Move over San Francisco - all eyes on Oakland

Oakland has long sat in the shadow of its immediate neighbour San Francisco But with new flight links from the UK, it is increasingly a destination in itself Highlights include the Jack London District, with its waterfront restaurants They loom like
November 18, 2017 @ dailymail.co.uk

Will Jack London Square live up to its potential as Oakland's food center?

Oakland's Jack London Square is in the middle of a reinvention. The change is in keeping with the district's history of boom and bust, but exactly which part of the cycle the district is in depends largely on where an observer stands.
November 16, 2017 @ berkeleyside.com

Bay Area brewery: Peek inside Oakland's Federation Brewing

Over the past few years, Oakland has become quite the destination for craft beer lovers. One of its newest attractions is Federation Brewing, which opened near Jack London Square in March. The brewery was started by two childhood friends, Matt
October 10, 2017 @ mercurynews.com

New Bay Area beer roundup: hazy IPAs, collaborations, single hop brews -

Heat waves sweep the Bay Area and local breweries respond with hazy IPAs, juicy collaborations and single hop varietals to help quench these sunny days. Check out this roundup of new releases to hit the taps of local Bay Area breweries this week.
August 29, 2017 @ liquidbreadmag.com

Where to Drink Like a Sailor in Jack London Square

Jack London's Square's location on the waterfront and history as a stomping grounds for sailors continues to inform its more intoxicating offerings.Heinold's First and Last Chance Saloon (48 Webster St.). is a drink of JLS history. Built in 1883 from the
August 11, 2017 @ 7x7.com

Federation Brewing Settles in to Oakland's Jack London Neighborhood, a Burgeoning Brew District | East Bay Express

click to enlarge Jack London Square is suddenly a hub of craft-beer goodness. For years, Beer Revolution went it alone. But now there's Independent Brewing Company on Harrison Street, and the forthcoming Original Pattern Brewing Co. on Fourth
August 9, 2017 @ eastbayexpress.com

Bay Brews: Barebottle releases its first bottle, Calicraft expands hours, and more in local beer

Federation Brewing in Oakland and Channel Brewing Co. in Stockton are now open to the public. Fieldwork welcomed Oakland A's player Trevor Plouffe to help them brew beer on Tuesday. Apparently the third baseman is an avid homebrewer. Black
April 19, 2017 @ sfgate.com

Federation Brewing's New Tasting Room Just Happened in Jack London Square

Good things are afoot in Jack London Square lately. There's this Irish thing we just told you about. There's the new Tasting Room at Federation Brewing, which is open now, has beer and a pinball machine, and looks like this. ... That might cover it,
April 10, 2017 @ urbandaddy.com

Beer Weekend: 48 Hours In (And Around) Oakland, California

All About Beer Magazine - Volume 38, Issue 1 There's a city by the bay made popular in song, books and film, but there's a town by the bay equally deserving of a visit- especially for its beer.
March 1, 2017 @ allaboutbeer.com

A $1,000 Day in San Francisco for $100

Frugal Traveler Tom Wolfe, chief concierge at the Fairmont San Francisco, greeted me in the lobby of the palatial hotel, which opened in 1907 atop the expensive Nob Hill enclave. Impeccably dressed in a three-piece suit festooned with decorative pins,
April 6, 2016 @ nytimes.com

New East Bay Craft Beer

Epidemic Ales / Erin Schally Cleophus Quealy Beer Company, San Leandro Family, Dogs, and Beer. San Leandro's Cleophus Quealy knows their priorities and sticks to them at this community-centered brewery. After celebrating the one-year anniversary
January 25, 2016 @ diablomag.com

We Are Federation Brewing



We've been brewing beer together for 4 years, but have known each other most of lives (Aram and Matthew met in junior high, and Larry is Aram's dad!). In March 2017, we opened up a taproom in Oakland.

1,500	$35K	175
On track to produce 1,500 barrels in 2019	Average 2018 monthly revenue	Off-site sales locations in bars and restaurants







Located in the Growing Jack London Square Neighborhood



Jack London Square is a growing neighborhood with killer waterfront views of San Francisco Bay. With over 3,500 residential units set to open by 2020, and two BART stations within walking distance, more and more people are coming to the neighborhood to eat, drink, and hang out. The increased foot traffic brings more and more people to our taproom. Plus, one of two proposed sites for the new Oakland A's ballpark (average 25k-40k fans per game) is less than a half mile from our taproom.

Left: Eat Real Festival in Jack London Square, September 2018.

How We'll Bring More People to Our Bar

We intend to implement a more complete and exciting tasting room experience with guided tours, tastings, festivals and events, coupled with a strong marketing effort to promote and execute a cohesive branding strategy. We have done street-level and facade improvements to attract foot traffic, can increase our operating hours, and intend to expand our offering of regular events, which currently include:

- Game nights, comedy nights, DJs
- Mug club: yearly membership for perks
- Parties: Oktoberfest, beer releases, business staff parties, birthday and wedding party events
- Pints2Pledge: a night during which we donate $1 per beer sold to local nonprofits, including the Social Justice Collaborative, Oakland Better Birth Foundation, The Beat Within, Center for Urban Excellence, the Eritrean Community Center, Hip Hop for Change and others.

We also joined forces with the three other breweries in the neighborhood to found the Jack London Brewing District in order to cooperate on joint block parties, walking tours, and collaboration brews.

We're Raising Funds to Expand Sales

We're raising funds to expand our sales through:

- Expanded production
- Additional product offerings
- Additional restaurant, bar and market accounts in the SF Bay Area
- Improved marketing and design
- Opening a second taproom

Meet the Founders



Aram Cretan
Co-founder and Head Brewer

8+ years in brewing. BA, Stanford. Brewing Science program at UC Davis. Formerly at FreeWheel.



Larry Cretan
Co-founder and CFO

Retired executive with 30 years in the banking industry. BA, Stanford, MBA, UCLA.



Matthew Hunter
Co-founder and COO

17+ years industry experience. Former exec. chef/ass't brewer at FreeWheel and Event Chef at Pixar.

Interview

– COLLAPSE ALL

WF: What is Federation Brewing? ^

FB: We make beer and sell it to the good folks of Oakland, California and the San Francisco Bay Area. We sell it in our cozy little tasting room in Jack London Square and to about 175 bars and restaurants in Alameda, Contra Costa, and San Francisco Counties. Right now those sales are all kegs, but in early 2019, we plan to start packaging our beer in cans to expand our target market.

WF: What is your revenue breakdown? ^

FB: Revenue is split about evenly 50/50 between our bar and the retail accounts. In terms of volume, it's about 80/20 in favor of the outside sales. Total revenue is around $35,000 or $40,000 a month. Our revenue in the tasting room is about $16,000 a month. With recent updates and expansion, the tasting room has a greater capacity and is poised to grow. Outside sales is are also about $16,000 a month servicing 175 accounts. We are adding new territories, sales people, and off sale products to expand our market reach.

WF: How long have you been operating?

FB: We sold our first keg of beer in 2014. At that time, we had a warehouse by the Oakland Coliseum. We were contract brewing, which means we took our recipes to another brewery that had some excess capacity. We brewed the beer there, put it in kegs, and took it with us. Then in 2015, we leased our warehouse at our current location, from where we distributed our beer ourselves. We started planning all of this in 2011. We were both working in bars and restaurants, and we helped launch another brewery in Redwood City called Freewheel Brewing. We got to spend a lot of time in the actual build-out portion doing work on the brewery design, menu planning, and recipe development side of building that brewery before we did our own. In early 2017, we completed the build-out at our current location and took all production in-house and opened the tasting room.

WF: There are three co-founders. How do you know each other?

FB: Aram and Matthew have known each other since junior high band class. Larry is Aram's dad.

WF: What has your distribution growth been like since 2014?

FB: We definitely have been taking an approach of controlled year-over-year growth, which seems even smarter now than it did a few years ago, as we've seen quite a number of breweries expand way too fast and collapse under the weight. We began by contract brewing in order to get the wheels on and learn how to run a distribution business with the special kinds of customer service that that creates loyalty. We didn't want to build volume at the expense of building relationships, and most of our best accounts have been with us since the beginning.

That experience allowed us to hit the ground running when we opened our own production facility in March 2017. We had experience handling the outside accounts so that we could focus on the taproom, which is where the margins are. Both are important, but there's quite a bit more voodoo involved in running the taproom, whereas outside sales is more of a nose-to-the-grindstone business. We've grown both in roughly equal measure, but while you can always decide to add another county to your distribution plan, in another year or so, we'll reach a point where there's only so much revenue we can push through the Oakland taproom before the joint is full, which is why we have plans for a second one.

WF: What varieties of beer do you have? ^

FB: We have four core beers that we always brew. The first one we ever started brewing was called Low Boy Oatmeal Stout. It's a light, dry oatmeal stout. It's fair to say we sell more stout in this town than anybody because we offer one year-round, whereas a lot of other breweries see it as a seasonal style that Guinness has sewn up anyway. Not so. It's named after the low boy under-counter refrigerators used in restaurants.

A lot of our first beers were named for restaurant industry terms. Another core beer is our blonde ale. It's a nice, easy drinker called Behind You! Then there's In The Weeds, which is when a restaurant worker is all backed up. That's our core IPA. It's kind of a hybrid of an American pale ale and a British IPA. The fourth one is Utopia Planitia. That's a red rye ale, and there's not a restaurant connection to that name; it's a region on Mars. We like space stuff.

At any given point we have about a dozen beers. There are some sours and some seasonals based on fresh fruits or squash. In the spring, we brew with berries and fruits. We even brewed some pineapple beer, based on a recipe for tepache, a traditional Mexican fermented pineapple liquor, from our assistant brewer's mother. In the fall, we have a beer called Butternut Booyah. We've been brewing that one for a couple of years as our answer to pumpkin beers, which we hate. Butternut squash is a bit less assertive than pumpkin, and we add sage and cardamom to the boil instead of the standard, horrid, pumpkin spice blend. You get this very earthy and pungent but still rich beer.

We also like to have a few traditional beers. We did a very traditional Dunkelweizen for the fall with malt from a new malting house in Alameda called Admiral Maltings, which is California's first and only craft floor maltster. Whenever you're doing a malt-forward beer, they're the guys you want to work with. It's expensive, but it's worth it.

WF: How is revenue growing on the tasting-room side of the business? ^

FB: Our revenue in 2018 was 133% of 2017, despite a 5 week total shutdown of our street by PG&E for a major pipeline project.

We just expanded and took over the space next door. We were able to relocate our bar and create additional customer seating. We added sidewalk seating about the same time the street construction started. We can now hold twice as many people as we used to, and it's a nicer place to hang out.
We've got a good crop of regulars, and a Mug Club with 30 members. People pay to join at the beginning of the year and then get perks throughout the year. We have a comedy night and bring in DJs. We have live music, from jazz combos to open mic hip hop. We've done trivia nights and are planning a speaker and community forum series. We do game nights with board games, which are far more popular than we ever expected. People just walk in here and will sit down for three hours to play a game, which is nice for parents with kids on a weekend afternoon.

WF: What's revenue growth been like on the distribution side? ^

FB: Revenue growth has been good. It takes more growth on outside sales to keep up with inside sales growth, but it's been about the same pace. We got the first 50 accounts ourselves when it was just Aram and Matthew doing all of the work. Then we hired some salespeople, and we've grown to more than 150 accounts. The majority of our accounts are in the East Bay. We're developing the San Francisco market right now, and we're going to be expanding as we find some more good sales help.

WF: What are your plans for expanding into cans?

FB: Cans will be a real revenue boost in 2019. In late 2017, we introduced crowlers into the tasting room, to supplement the growler takeout business. We're launching 16-ounce cans of our core beers in early 2019. That manufacturing and production are going to happen here at our brewery. Cans will enable us to expand our distribution into retail stores and bars with limited tap handles. We don't really plan to fight the national and international brands for shelf space in the big markets, like Safeway and Lucky--it's a low-margin market for a brewery our size, with a lot of headaches.

We're also going to be doing a limited bottle release. We released our first one, our fall Butternut seasonal, before Thanksgiving.We are doing a few barrel-aging projects. We'll release those in nice, big 22-ounce or 750-milliliter bottles towards the end of the year.

WF: How are you handling your distribution?

We're doing it ourselves. Increasingly, the consolidation of distributors through acquisitions by the big guys connected to the multinational brewers has made that channel significantly less attractive to small and mid-sized craft brewers. Plus, when we do our own deliveries, we control the customer experience and can make great service not just a mantra, but a reality. Also, our staff is able to spot new opportunities or trends in the market, and feed that info back to us.
FB:

WF: How does Federation Brewing stay ahead of the growing competition?

FB:

There are a couple of ways to look at who that competition is and see to what extent they are in fact competition. We view competition in terms of the beer on tap, not the brewery. We sell primarily against national and international giants, and large out-of-market "crafty" beers. Increasingly, bars and restaurants want to offer locally-made products, and many of our customers do so exclusively. Given this trend, there is still tremendous untapped potential right here in our current market. Even with the growth of breweries in Northern California, we are nowhere near the saturation of markets like San Diego, Portland, or Denver.
In this neighborhood, there are two other breweries and there are about to be three. There are a lot of industries where that would be a problem, but for us it turns our neighborhood into a destination, since craft beer is a far more collaborative environment--we can do collaborative brews, joint events, tours and promotions. Not only that, we work together on logistics to keep all our costs down. For about a decade, independent brewers have been growing our market share as an industry year over year, not at the expense of each other, but at the expense of big brewers. We don't need to dominate the market--in fact, it's the companies that dominate who are losing market share. We just need our slice of a growing pie.

And the market is growing right where we are. By the end of 2019 there will be 2,000 more people living in this neighborhood than there were in 2018 thanks to all the new condo construction underway. There's also the proposed stadium site for the Oakland A's at Howard Terminal, which is less than a mile away.

WF: Why do you want to open a second tasting room?

FB: In a word: margins. We sell a keg to a bar for $175; the bar then turns around and makes $850 off of that keg. The more of that $850 we can capture at our own bar, the better. Adding additional tasting rooms is a model that's been shown to have some success in the craft brewing world in just the last couple years.

We also have experience in restaurants, so we are entertaining the idea of incorporating a food component in the second location. Right now, we have rotating food trucks every weekend. So far, it's been a conscious choice not to put in a kitchen in the current location because of space constraints and wanting to keep things simple.

WF: What stage are you at in opening your second tasting room?

We're still in the planning stage, scouting select new locations in some Northern California markets where we think the competitive situation is favorable.
FB:

WF: Are you turning a profit?

FB: As we projected, we're not profitable yet--almost no brewery is at this stage. We should be hitting our breakeven point by the middle of next year, and profitable by year end, as long as taproom sales and distribution sales continue to grow.

WF: How are you handling marketing?

FB: We have recently hired a dedicated social media manager. We run a print ad every so often, usually in the East Bay Express.

A lot of our Saturday and Sunday foot traffic is people coming from other parts of town to come down to Jack London Square for the farmers market or whatever's going on in the Square that weekend. Frankly, all we've got to do is put our little A-frame sign saying "Brewery Here."

We also like to work with a lot of local nonprofits, and we'll host them for something we call Pints2Pledge, where we donate a dollar of every beer sold to their organization. We tend to go with smaller, local nonprofits where our donations can really make a difference. We've developed some really cool relationships through that and had the chance to support some really great causes, especially those providing direct support to under-represented young people.

WF: How big do you envision this operation becoming?

FB: The ultimate ceiling is how much beer we can produce. This place is plumbed for about six times the capacity of what we're currently doing. We have the gross potential to produce over 5,000 barrels of beer per year, and we did 800 barrels in 2018.

WF: If you're doing $16,000 of revenue per month in the tasting room right now, where's that going to be in a year's time?

FB: There's no reason it can't double. Once these new residences open up, we expect to see a lot more foot traffic. We've updated the tasting room to accommodate more people and added the patio.- With our bar manager and social media manager, we now have a team dedicated to boosting attendance.

WF: How do you intend to spend the new capital you raise?

FB: The rough breakdown of the $500,000 is as follows:

1. Complete expansion of current location $130,000

(To get the project off the ground, the founders have already financed an additional $100,000 personally)

2. Expand sales and distribution to bars/restaurants $160,000

3. Open second tasting room $210,000

The primary use of funds for the current location (80+%) will be for additional fermentation tanks and kegs.

The funds for expansion of sales are about 90% for additional staff, plus associated benefits and reimbursable expenses.

The second location expenditures are spread relatively evenly between initial rental and deposit payments, start-up costs and staffing, build-out, equipment, and marketing.

Expenditures in each of these categories can be either downsized or phased as funding or demand fluctuates. If we raise less than our target, we can still implement the expansion in the Oakland facility at a lower production level and expand our sales and distribution in our 3 current counties, without expanding into an additional two or three counties. We have a back-up plan, essentially ready to implement if needed, to seek an additional key equity investor to fund the second location.

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 Any continued future success that the Company might enjoy will depend upon many factors, including factors beyond the control of

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Federation Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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